EXHIBIT 16.2

SWALM & ASSOCIATES, P.C.
4975 Preston Park Boulevard, Suite 340
Plano, Texas 75093
972-985-6500 (telephone)
972-985-6515 (facsimile)

June 18, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on June 17, 2004, to be filed by Income Opportunity Realty Investors, Inc. We agree with the statements made in response to that Item insofar as they relate to Swalm & Associates, P.C.

Very truly yours, SWALM & ASSOCIATES, P.C.
By:	/s/ Edward S. Swalm
Edward S. Swalm